UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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International Paper Company

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Investor Investor “Say “Say on on Pay” Pay” Discussion Discussion April 2015

Compensa
("Say-on-Pay" propo
ment.

In ca
on-P
llowing
slides
the
rmation
ing the Co
ensa
nd A
ysis (CD&
table
sclosu
d April

Shareowners are asked annually to vote on a non-binding
resolution to approve the compensation of our named
executive officers (“Say-on-Pay” proposal), as disclosed in
our proxy statement.
To assist you in casting your 2015 Say-on-Pay vote, please
review the following summary slides together with the more
detailed information, including the Compensation
Discussion and Analysis (“CD&A”), the related
compensation tables and narrative disclosure, in our proxy
statement dated April 9, 2015.

2015 Proxy Statement – Annual “Say-on-Pay” Vote

- 
- ...sed Plan Design Cha...
- ...phasis ... forma...

2014 Strong Financial Results Shareowner-Focused Plan Design Changes Continued Emphasis on Pay for Performance 3 Table of Contents

-
- ng achieved EBITD
- of cap … cutive
- on ac
- dend by 14 … 60/share
- k prog … hases of … $1 … n 201
- ure co … lete
- x spin … ed
- al EBITDA … at Ilim

Delivered record cash from operations and free cash flow of $2.1B
N.A. Industrial Packaging achieved EBITDA of $2.7B and 24%
margins
ROIC above cost of capital for fifth consecutive year
Margin expansion across key businesses
Increased dividend by 14% to $1.60/share
Share buyback program purchases of ~ $1B in 2014
Courtland closure completed
Completed xpedx spin-off; $400MM received
$470MM operational EBITDA up 126% at Ilim JV; $56MM dividend to IP

2014 Strong Financial Results

Shareowner-Focused Plan Design Changes
(2012-2015)
Program Element Design Change / Rationale
Peer Group Composition
• Added and replaced companies from Compensation Comparator Group and both Performance Share Plan
(PSP) peer groups to more closely align with IP and our compensation approach (2012; 2014; 2015)
Management Incentive Plan (“MIP”) and Performance
Share Plan (“PSP”)
•
•
•
Eliminated ROI Stretch Goal (“kicker”) from both MIP and PSP (2012)
•
employed, for both MIP and PSP to more closely align with investment community expectations (2013)
•
Performance achievement for relative TSR portion of PSP award now capped at 100% of target if TSR over
• Retroactively eliminated opportunity for executive officers to elect to have additional shares withheld from
PSP payouts to cover payment of federal taxes (2015)
Change in Control Agreements
•
2X for future agreements with SVPs to conform to compensation best practices (2012)
•
•
•
Froze participation in the SERP, Retirement Plan and Restoration Plan effective January 1, 2019 (2014)
Officer Stock Ownership Requirement
•
(2013)
•
Replaced Free Cash Flow with Cash Flow from Operations  in MIP to eliminate concern that capital expenses might be delayed to achieve MIP payout to long-term detriment of business (2012)
PSP performance achievement is now measured over a single, three-year performance period, rather than using a segmented approach to enhance long-term nature and reduce complexity of program (2012)
Return on investment metric now defined as “Return on Invested Capital,” rather than return on capital three-year performance period is negative (2015)
Reduced severance multiple, additional years of pension credit, and benefit continuation period from 3X to
Amended all agreements and plan documents to move from a “single-trigger” to a “double-trigger” approach for acceleration of vesting of equity awards (2013; 2014)
SERP closed to new participants because of declining prevalence of SERP in market (2012)
Replaced four-year grace period with a 50% stock retention requirement until ownership requirement is met
Increased stock ownership requirements for all executive officers (2015)
Unfunded Supplemental Retirement Plan for Senior
Performance Metrics and Design of
Managers (“SERP”)

Pay for Performance Alignment

CEO Realizable Pay vs. TSR Performance (2011 - 2013)

Above median shareholder return
Below median realizable pay
IP
75th
50th
25th
Total Shareholder Return Rank
(percentile of peer group)
Below median shareholder return
Above median realizable pay
25th
50th
75th
Realizable Pay Rank
(percentile of peer group)

2014 Compensation
Comparator Group
3M Company
Alcoa Inc.
E.I. DuPont de Nemours
Eaton Corp.
Emerson Electric Company
FedEx Corp.
Goodyear Tire & Rubber Company
Hess Corp.
Honeywell International Inc.
Johnson Controls, Inc.
Kimberly-Clark Corp.
L-3 Communications Holdings
Lockheed Martin Corp.
Northrop Grumman Corp.
Parker-Hannifin Corp.
PPG Industries
Schlumberger Limited
United States Steel Corp.
Whirlpool Corp.
Xerox Corp.

IP compares well:
CEO pay at 50 percentile of CCG while TSR is at 80 percentile th
th
Continued Emphasis on Pay for Performance

Three-Year
Performance Period
Our CEO’s
Realizable Pay Rank
Our Company’s
TSR Rank
2011 - 2013 50th 80th
2010 - 2012 85th 80th
2009  -2011 60th 100th
2008  -2010 30th 40th
2007 – 2009 40th 40th

This table demonstrates the close correlation between
our CEO’s pay and Company’s performance over the
past four three-year performance periods.
Continued Emphasis on Pay for Performance

INTERNATIONAL PAPER

2014 Total Target Compensation Mix

CEO - Former

12%
17%
71%

88% Pay at Risk

CEO - Current

12%
12%
76%

88% Pay at Risk

Other NEOs

25%
19%
56%

75% Pay at Risk

□ Actual Base Salary □ STI Target □ LTI Target

This chart illustrates our commitment to pay at risk.
For 2014, 88% of our former and current CEO’s target
compensation was
based on performance – and therefore at risk.
Continued Emphasis on Pay for Performance

Questions? Please contact our Investor Relations Team Jay Royalty Vice President, Investor Relations 901-419-1731 Michele Vargas Manager, Investor Relations 901-419-7287 9